                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                   Act of 1934

                Date of Report (Date of earliest event reported):
                               November 18, 1998



                       NEW AMERICAN HEALTHCARE CORPORATION
             (Exact name of Registrant as specified in its charter)



          Delaware                       001-14397              62-1750169
-------------------------------      ----------------     ----------------------
(State or other jurisdiction of      (Commission File          (Employer
       incorporation)                     Number)         Identification Number)


            109 Westpark Drive, Suite 440, Brentwood, Tennessee 37027
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


                                 (615) 221-5070
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not applicable
--------------------------------------------------------------------------------
                         (Former name or former address,
                          if changed since last report)

         Item 7 (Financial Statements and Exhibits) of the Current Report on Form 8-K filed on November 18, 1998, are amended and restated in their entirety as follows:

(a)      Financial Statements of Business Acquired

         (i)      Independent Auditors' Report.

         (ii) Balance sheets of Memorial Hospital of Adel, Inc. as of September 30, 1998 (unaudited) and June 30, 1998 and 1997.

         (iii) Statements of operations, changes in stockholders' equity and cash flows for the three months ended September 30, 1998 and 1997 (unaudited) and the two years ended June 30, 1998.

         (iv)     Notes to Financial Statements.

(b)      Pro Forma Condensed Combined Financial Information

         (i)      Introductory information.

         (ii) Unaudited pro forma condensed combined balance sheet of New American Healthcare Corporation as of September, 1998.

         (iii) Unaudited pro forma condensed combined statement of operations of New American Healthcare Corporation for the year ended March 31, 1998 and the six months ended September 30, 1998.

         (iv) Notes to unaudited pro forma condensed combined statements of operations.

(c) Exhibits. The exhibits filed as a part of this Report are listed in the Index to Exhibits immediately following the signature page.

                       INDEPENDENT AUDITORS' REPORT




The Board of Directors
Memorial Hospital of Adel, Inc.:


We have audited the accompanying balance sheets of Memorial Hospital of Adel, Inc. (the Company), as of June 30, 1998 and 1997, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Memorial Hospital of Adel, Inc. as of June 30, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




December 18, 1998

                         MEMORIAL HOSPITAL OF ADEL, INC.

                                 Balance Sheets

                  September 30, 1998 and June 30, 1998 and 1997

                                                                                                JUNE 30,
                                                                   SEPTEMBER 30,      ----------------------------
                 ASSETS                                                1998              1998               1997
                                                                  --------------      ---------          ---------
                                                                    (UNAUDITED)
Current assets:
    Cash and cash equivalents                                     $ 1,490,668         1,440,564            593,692
    Patient accounts receivable, net of allowances of
      $853,000, $676,000 and $364,000 at September 30, 1998,
      and June 30, 1998 and 1997, respectively                      3,016,373         2,610,094          2,492,091
    Related party receivables                                          27,561           116,950            411,693
    Prepaid expenses and other current assets                         276,172           292,555            248,331
    Deferred income taxes                                             185,659           330,164            220,846
                                                                  -----------         ---------          ---------

                 Total current assets                               4,996,433         4,790,327          3,966,653

Property, plant and equipment, net                                  3,241,669         3,162,455          2,996,583
                                                                  -----------         ---------          ---------

                 Total assets                                     $ 8,238,102         7,952,782          6,963,236
                                                                  ===========         =========          =========

      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Capital leases obligations - current portion                  $    30,275            31,179             10,237
    Accounts payable                                                  633,803           357,397            325,954
    Accrued expenses                                                  519,477           491,554            584,122
    Estimated third-party payor settlements                                --           125,000            169,000

                                                                  -----------         ---------          ---------

                 Total current liabilities                          1,183,555         1,005,130          1,089,313

Capital lease obligations, net of current portion                      35,903            42,683              4,375
                                                                  -----------         ---------          ---------

                 Total liabilities                                  1,219,458         1,047,813          1,093,688
                                                                  -----------         ---------          ---------

Stockholders' equity:
    Common stock, no par (authorized 10,000 shares, issued
      and outstanding 1,000 shares)                                   170,845           170,845            170,845
    Retained earnings                                               6,847,799         6,734,124          5,698,703
                                                                  -----------         ---------          ---------

                 Total stockholders' equity                         7,018,644         6,904,969          5,869,548
                                                                  -----------         ---------          ---------

                 Total liabilities and stockholders' equity       $ 8,238,102         7,952,782          6,963,236
                                                                  ===========         =========          =========

See accompanying notes to financial statements.

                         MEMORIAL HOSPITAL OF ADEL, INC.

                            Statements of Operations

         Three months ended September 30, 1998 and 1997 and years ended

                             June 30, 1998 and 1997

                                                     THREE MONTHS ENDED
                                                        SEPTEMBER 30,                 YEAR ENDED JUNE 30,
                                                ---------------------------       ---------------------------
                                                   1998             1997             1998             1997
                                                ----------        ---------       ----------       ----------
                                                        (UNAUDITED)

Net patient service revenues                    $4,116,416        3,536,525       15,189,185       13,331,038
Other revenue                                       61,501          106,562          862,225          814,512
                                                ----------        ---------       ----------       ----------

                 Total operating revenues        4,177,917        3,643,087       16,051,410       14,145,550

Operating expenses:
    Salaries and benefits                        1,919,106        1,744,606        7,309,915        6,868,277
    Professional fees                              181,456          157,473          583,443          520,333
    Supplies                                       562,562          550,565        2,257,165        1,964,694
    Provision for doubtful accounts                513,119          301,412        1,463,410        1,117,392
    Other                                          644,989          468,675        2,085,352        2,493,577
    Depreciation and amortization                  172,417          134,376          680,803          611,331
    Interest                                           921                6            3,745            5,204
                                                ----------        ---------       ----------       ----------

                 Total operating expenses        3,994,570        3,357,113       14,383,833       13,580,808
                                                ----------        ---------       ----------       ----------

                 Operating income                  183,347          285,974        1,667,577          564,742

Other income:
    Interest income                                     --               --           27,656           30,847
    Gain on sale of equipment                           --               --            2,080               --
                                                ----------        ---------       ----------       ----------

                 Net income before                 183,347          285,974        1,697,313          595,589
                   income taxes

Income tax expense:                                 69,672          100,100          661,892          234,191
                                                ----------        ---------       ----------       ----------

                 Net income                     $  113,675          185,874        1,035,421          361,398
                                                ==========        =========       ==========       ==========


See accompanying notes to financial statements.

                         MEMORIAL HOSPITAL OF ADEL, INC.

                  Statements of Changes in Stockholders' Equity

  Three months ended September 30, 1998 and years ended June 30, 1998 and 1997

                                                    COMMON         RETAINED
                                                     STOCK         EARNINGS          TOTAL
                                                   ---------       ---------       ---------

Balance at June 30, 1996                           $  30,000       5,337,305       5,367,305

    Shareholder contributions                        140,845              --         140,845

    Net income                                            --         361,398         361,398
                                                   ---------       ---------       ---------

Balance at June 30, 1997                             170,845       5,698,703       5,869,548

    Net income                                            --       1,035,421       1,035,421
                                                   ---------       ---------       ---------

Balance at June 30, 1998                             170,845       6,734,124       6,904,969

    Net income (unaudited)                                --         113,675         113,675
                                                   ---------       ---------       ---------

Balance at September 30, 1998 (unaudited)          $ 170,845       6,847,799       7,018,644
                                                   =========       =========       =========


See accompanying notes to financial statements.

                         MEMORIAL HOSPITAL OF ADEL, INC.

                            Statements of Cash Flows

  Three months ended September 30, 1998 and years ended June 30, 1998 and 1997


                                                                           THREE MONTHS
                                                                              ENDED                  YEAR ENDED JUNE 30,
                                                                          SEPTEMBER 30,        -----------------------------
                                                                               1998               1998              1997
                                                                          -------------        ----------        -----------
                                                                           (UNAUDITED)
Cash flows from operating activities:
    Net income                                                             $   113,675          1,035,421            361,398
    Adjustments to reconcile net income to net cash
      provided by operating activities:
        Depreciation                                                           172,417            680,803            611,331
        Provision for bad debts                                                513,119          1,463,410          1,117,392
        Gain on sale of equipment                                                   --             (2,080)                --
        Deferred income taxes (benefit)                                        144,505           (118,619)           (32,570)
        Increase (decrease) in cash due to changes in:
          Accounts receivable                                                 (919,398)        (1,581,413)        (1,373,700)
          Prepaid expenses and other current assets                            105,772            259,820            304,492
          Accounts payable                                                     276,406             31,443           (129,399)
          Accrued expenses                                                      27,923            (92,568)           (29,137)
          Estimated third-party payor settlements                             (125,000)           (44,000)           169,000
                                                                           -----------        -----------        -----------

                   Net cash provided by operating activities                   309,419          1,632,217            998,807
                                                                           -----------        -----------        -----------

Cash flows from investing activities:
    Purchase of property and equipment                                        (251,631)          (761,073)          (730,801)
    Proceeds from sale of equipment                                                 --              4,000                 --
                                                                           -----------        -----------        -----------

                   Net cash used by investing activities                      (251,631)          (757,073)          (730,801)
                                                                           -----------        -----------        -----------

Cash flows from financing activities-
    principal payments on capital lease obligations                             (7,684)           (28,272)           (48,821)
                                                                           -----------        -----------        -----------

                   Net increase in cash and cash equivalents                    50,104            846,872            219,185

Cash and cash equivalents, beginning of period                               1,440,564            593,692            374,507
                                                                           -----------        -----------        -----------

Cash and cash equivalents, end of period                                   $ 1,490,668          1,440,564            593,692
                                                                           ===========        ===========        ===========

SUPPLEMENTARY CASH FLOW INFORMATION:
  Cash paid during the year for:
      Interest                                                             $       921              3,745              5,204
      Income taxes                                                                  --            754,000            309,621
                                                                           ===========        ===========        ===========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
    Property and equipment acquired through capital lease agreements       $    74,148             87,522              7,927
    Reclass shareholders' note payable to paid-in capital                           --                 --            140,845
    Transfer of property from shareholder through shareholder note                  --                 --            158,126
                                                                           ===========        ===========        ===========


See accompanying notes to financial statements.

                         MEMORIAL HOSPITAL OF ADEL, INC.

                          Notes to Financial Statements

                       Years ended June 30, 1998 and 1997




(1)      ORGANIZATION

         Memorial Hospital of Adel, Inc. (the Company) was incorporated August 13, 1979. The Company acquired an acute care general hospital and nursing home, including property, plant and equipment, from the Hospital Authority of Cook County. The Company also operates a home health agency. The Company began operations on January 1, 1980 as a for-profit corporation, serving Adel, Georgia and the surrounding area.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (A)      USE OF ESTIMATES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (B)      CASH AND CASH EQUIVALENTS

                  Cash and cash equivalents are considered to be cash on hand, demand deposits and certificates of deposit with original maturities of three months or less from the date of acquisition.

         (C)      PROPERTY, PLANT AND EQUIPMENT

                  Property, plant and equipment are recorded at cost. Depreciation is provided over the estimated useful life of each class of depreciable asset which range from 5 to 20 using the straight-line method. Equipment under capital leases is amortized on the straight-line method over the shorter of the lease term or the estimated useful life of the equipment. Such amortization is included in depreciation and amortization in the financial statements. Interest cost incurred on borrowed funds during the period of construction of capital assets is capitalized as a component of the cost of acquiring those assets.


                                        6                           (Continued)

                         MEMORIAL HOSPITAL OF ADEL, INC.

                          Notes to Financial Statements

                       Years ended June 30, 1998 and 1997



         (D)      NET PATIENT SERVICE REVENUES

                  Net patient service revenues are reported at the estimated net realizable amounts from patients, third-party payors and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered and adjusted in future periods as final settlements are determined.

                  The Company has agreements with third-party payors that provide for payments to the Company at amounts different from its established rates. A summary of the payment arrangements with major third-party payors follows:

                  MEDICARE

                  Inpatient acute care services rendered to Medicare program beneficiaries are paid at prospectively determined rates per discharge. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. Inpatient nonacute services and certain outpatient services related to Medicare beneficiaries are paid based on a cost reimbursement methodology. The Company is reimbursed for cost reimbursable items at a tentative rate with final settlement determined after submission of an annual cost report by the Company and audit thereof by the Medicare fiscal intermediary. The Company's classification of patients under the Medicare program and the appropriateness of their admission are subject to an independent review by a peer review organization under contract with the Company. The Company's Medicare cost reports have been audited by the Medicare fiscal intermediary through June 30, 1996.

                  MEDICAID

                  Inpatient services rendered to Medicaid program beneficiaries are reimbursed under a hybrid system wherein some services, based on a patient classification system, are reimbursed at a fixed predetermined amount, while others are reimbursed on a relationship of cost to charges. Outpatient services are reimbursed at a tentative rate with final settlement after submission of annual cost reports by the Company and audit thereof by the Medicaid fiscal intermediary.

         (E)      CHARITY CARE

                  The Company provides care to patients who meet certain criteria under its charity care policy without charge or at amounts less than its established rates. Because the Company does not pursue collection of amounts determined to qualify as charity care, they are not reported as revenue.


                                       7                            (Continued)

                         MEMORIAL HOSPITAL OF ADEL, INC.

                          Notes to Financial Statements

                       Years ended June 30, 1998 and 1997


         (F)      INCOME TAXES

                  The Company accounts for income taxes under the asset and liability method. Under this method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

         (G)      INTERIM FINANCIAL STATEMENTS

                  The unaudited financial statements as of September 30, 1998 and for the three months ended September 30, 1998 and 1997 have been prepared in accordance with generally accepted accounting principles for interim financial reporting and
                  Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, these financial statements contain all adjustments considered necessary for fair presentation.

(3)      PROPERTY, PLANT AND EQUIPMENT

         A summary of property, plant and equipment as of June 30, 1998 and 1997, is as follows:

                                                                                 1998             1997
                                                                             -----------       ----------

                  Land                                                       $    33,161           33,161
                  Land improvements                                               66,033           65,525
                  Buildings and leasehold improvements                         3,911,207        3,864,960
                  Furniture, fixtures and equipment                            4,699,829        3,941,914
                                                                             -----------       ----------

                                                                               8,710,230        7,950,560
                      Less: accumulated depreciation                           5,547,775        4,908,977
                                                                             -----------       ----------

                                                                             $ 3,162,455        2,996,583
                                                                             ===========       ==========

Cost and accumulated depreciation on assets held under capital leases were $94,947 and $19,500 at June 30, 1998, respectively.


                                       8                            (Continued)

                         MEMORIAL HOSPITAL OF ADEL, INC.

                          Notes to Financial Statements

                       Years ended June 30, 1998 and 1997



(4)      CAPITAL LEASES

         The Company leases various equipment under lease agreements that have been capitalized and noncancelable operating leases. A summary of future minimum lease payments and the present value of future minimum lease payments for the capitalized leases as of June 30, 1998 is as follows:

             Year ending June 30,                                                      CAPITAL             OPERATING
             --------------------                                                      --------            ---------

                  1999                                                                 $ 34,274            $179,035
                  2000                                                                   33,399             179,035
                  2001                                                                   12,335             159,433
                  2002                                                                       --             117,165
                  2003 and later                                                             --             104,184
                                                                                       --------            --------

                                                                                         80,008            $738,852
                                                                                                           ========

             Less:  amount representing interest ranging from 4.4% to 6%                  6,146
                                                                                       --------

             Capital lease obligations                                                   73,862
             Less:  current capital lease obligations                                    31,179
                                                                                       --------

             Capital lease obligations, excluding current portion                      $ 42,683
                                                                                       ========


         Total rental expense was approximately $150,000 and $110,000 in 1998 and 1997, respectively.

(5)      CONCENTRATIONS OF CREDIT RISK

         The Company grants credit without collateral to its patients, most of whom are local residents and are insured under third-party payor agreements. The mix of receivables from patients and third-party payors at June 30, 1998 and 1997 is as follows:

                                                        1998        1997
                                                        ----        ----

             Medicare                                    29%         27%
             Medicaid                                    18%         12%
             Commercial insurance                        38%         39%
             Patients                                    15%         22%
                                                        ---         ---

                                                        100%        100%
                                                        ===         ===


                                       9                            (Continued)

                         MEMORIAL HOSPITAL OF ADEL, INC.

                          Notes to Financial Statements

                       Years ended June 30, 1998 and 1997

(6)      INCOME TAXES

         The components of income tax expense for the years ended June 30, 1998 and 1997 are summarized as follows:

                                                    1998             1997
                                                  ---------        -------
             Current:
                  Federal                         $ 664,321        231,026
                  State                             106,889         35,735
                                                  ---------        -------

                                                    771,210        266,761
                                                  ---------        -------

             Deferred:
                  Federal                           (92,500)       (27,560)
                  State                             (16,818)        (5,010)
                                                  ---------        -------

                                                   (109,318)       (32,570)
                                                  ---------        -------

                                                  $ 661,892        234,191
                                                  =========        =======


         The actual income tax expense differs from the "expected" tax expense (computed by applying the U.S. federal corporate income tax rate of 39% to earnings before income taxes) as a result of the following:

                                                   1998             1997
                                                  -------          -------

             Computed expected tax expense        661,952          232,280

             Increase (reduction) in income
               taxes resulting from:
              Nondeductible expenses                   977           1,911
              Other                                (1,037)              --
                                                  -------          -------
                                                  661,892          234,191
                                                  =======          =======


                                       10                           (Continued)

                         MEMORIAL HOSPITAL OF ADEL, INC.

                          Notes to Financial Statements

                       Years ended June 30, 1998 and 1997



         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30, 1998 and 1997 are as follows:

                                                                                   1998               1997
                                                                                 -------             -------

             Deferred tax assets:

               Provision for doubtful accounts                                   263,499             142,098

               Vacation pay                                                       66,665              86,879
                                                                                 -------             -------

                      Total gross deferred tax asset                             330,164             228,977

                  Less:  Valuation allowance                                          --              (8,131)
                                                                                 -------             -------

                      Total deferred tax assets                                  330,164             220,846
                                                                                 =======             =======


                                       11                           (Continued)

                         MEMORIAL HOSPITAL OF ADEL, INC.

                          Notes to Financial Statements

                       Years ended June 30, 1998 and 1997




(7)      COMMITMENTS AND CONTINGENCIES

         The Company is involved in litigation and regulatory investigations arising in the ordinary course of business. After consultation with legal counsel, management estimates that these matters will be resolved without a material adverse effect on the financial position or results of operations.

         The Company participates in a group employee health insurance plan, to pay claims the Company's employees and their covered dependents. The plan consists of an insured and a self-funded part. The total amount of the Company's liability for a contract year, is $40,000 per month.

(8)      RELATED PARTY TRANSACTIONS

         Amounts included in the balance sheet as related party receivables include a note receivable from a shareholder for $116,950 and $57,831 at June 30, 1998 and 1997, respectively. At June 30, 1997 the Company has a receivable of $353,862 from two hospitals owned by the shareholders of the Company for services and supplies provided to the hospitals.

         All of the outstanding stock of the Corporation is owned by one family. A member of this family owns 100% of the outstanding stock of a management company that was paid 4% of gross revenues through November 1997 when the contract was terminated for management services provided to the Company. For the years ended June 30, 1998 and 1997, total management fees paid were $317,508 and $690,664 respectively. The home health agency rents a building from a company controlled by the shareholders of the Company, at $5,000 per month with an unstated lease term. An employee of the hospital operates a building repair service, to which the Company paid repairs totaling $138,860 and $43,013, respectively, during the years ended June 30, 1998 and 1997.

         The Company purchased supplies totaling $106,845 during the year ended June 30, 1998 from an office supply company in which a member of the family owned for part of the year.


                                       12                           (Continued)

                         MEMORIAL HOSPITAL OF ADEL, INC.

                          Notes to Financial Statements

                       Years ended June 30, 1998 and 1997



(9)      SUBSEQUENT EVENT

         Effective November 1, 1998, all of the outstanding stock of the Company was sold for approximately $16,000,000.

               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                  (UNAUDITED)

     The "New American Combined" column set forth in the unaudited pro forma condensed combined balance sheet of the Company as of September 30, 1998 assumes that the Lucius O. Crosby Memorial Hospital (Crosby Memorial Hospital) and Memorial Hospital of Adel acquisitions had occurred on September 30, 1998.

     The "New American as Adjusted" column set forth in the unaudited pro forma condensed combined statement of operations for the six months ended September 30, 1998 assumes that the Puget Sound Hospital Acquisition and the application of the net proceeds of the Company's initial public offering ("Offering") received by the Company had occurred on April 1, 1998. The "New American as Adjusted" column for the year ended March 31, 1998 assumes that the Memorial Hospital of Center, Delta Medical Center-Memphis, Dolly Vinsant Memorial Hospital, Davenport Medical Center, Lander Valley Medical Center, Woodland Park Hospital, Eastmoreland Hospital and Puget Sound Hospital Acquisitions ("Hospital Acquisitions") and the application of the net proceeds of the Offering received by the Company had occurred on April 1, 1997. The "New American Combined" column set forth in the unaudited pro forma condensed combined statement of operations for the six months ended September 30, 1998 assumes that the Crosby Memorial Hospital Acquisition, the Memorial Hospital of Adel Acquisition, the Puget Sound Hospital Acquisition and the application of the net proceeds of the Offering received by the Company had occurred on April 1, 1998. The "New American Combined" column for the year ended March 31, 1998 assumes that the Hospital Acquisitions, the application of the net proceeds of the Offering received by the Company, the Memorial Hospital of Adel Acquisition and the Crosby Memorial Hospital Acquisition had occurred on April 1, 1997. Crosby Memorial Hospital and Memorial Hospital of Adel have December 31 and June 30 fiscal year ends, respectively. For purposes of the March 31, 1998 pro forma presentation, the fiscal years of Crosby Memorial Hospital and Memorial Hospital of Adel have been combined with the Company's fiscal year. For the six months ended September 30, 1998, the same six month periods for each hospital have been combined with the Company. Therefore, the three months ended March 31, 1998 have been excluded from pro forma presentation for Crosby Memorial Hospital and the three months ended June 30, 1998 have been included in both periods presented for Memorial Hospital of Adel.

     The unaudited pro forma condensed combined financial information presented herein are not necessarily indicative of the Company's combined financial position or the results of operations that actually would have occurred if the transactions had been consummated on such dates. In addition, they are not intended to be a projection of results of operations that may be obtained in the Company's future. The pro forma results of operations, which do not take into account certain operational changes instituted by the Company upon acquisition of its hospitals, are not necessarily indicative of the results that may be expected from such hospitals. The unaudited pro forma condensed combined financial information should be read in conjunction with the Company's audited financial statements, including the notes thereto.

              NEW AMERICAN HEALTHCARE CORPORATION AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                                                               AS OF SEPTEMBER 30, 1998
                                                            ----------------------------------------------------------
                                                                                     MEMORIAL                   NEW
                                                              NEW        CROSBY      HOSPITAL     PRO FORMA   AMERICAN
                                                            AMERICAN    MEMORIAL     OF ADEL     ADJUSTMENTS  COMBINED
                                                                            (IN THOUSANDS)
ASSETS
Current assets:
  Cash....................................................  $  1,714    $   380      $ 1,491      $  (355)(1)  $  2,850
                                                                                                     (380)(2)
  Patient accounts receivable.............................    28,325      5,892        3,016       (1,918)(1)    35,315
  Prepaid expenses and other current assets...............     7,113        883          489           --         8,485
                                                            --------    -------      -------      -------      --------
    Total current assets..................................    37,152      7,155        4,996       (2,653)       46,650
Property and equipment, net...............................   105,153      3,431        3,242        3,097(1)    114,923
Goodwill, net.............................................    21,029         --           --       19,419(1)     40,448
Other assets, net.........................................     1,413        472           --          300(1)      1,935
                                                                                                     (250)(2)
                                                            --------    -------      -------      -------      --------
    Total assets..........................................  $164,747    $11,058      $ 8,238      $19,913      $203,956
                                                            ========    =======      =======      =======      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses...................  $ 16,423    $ 2,235      $ 1,153      $  (134)(2)  $ 19,677
  Estimated third-party payor settlements.................     6,048         --           --           --         6,048
  Current portion of capital lease obligations............       284        232           30           --           546
  Current portion of long-term debt.......................        --        214           --         (214)(2)        --
                                                            --------    -------      -------      -------      --------
    Total current liabilities.............................    22,755      2,681        1,183         (348)       26,271
                                                            --------    -------      -------      -------      --------
Capital lease obligations, less current portion...........     4,769        632           36           --         5,437
Long-term debt............................................    53,550         84           --          (84)(2)    88,575
                                                                                                   35,025(1)
Deferred income taxes.....................................     1,339         --           --           --         1,339
Stockholders' equity:
  Non-voting common stock.................................        14         --           --           --            14
  Common stock............................................       156         --           30          (30)(1)       156
  Additional paid-in capital..............................    82,088         --          141         (141)(1)    82,088
  Common stock warrants...................................       235         --           --           --           235
  Deferred compensation...................................      (561)        --           --           --          (561)
  Retained earnings.......................................       402      7,661        6,848      (14,509)(1)       402
                                                            --------    -------      -------      -------      --------
    Total stockholders' equity............................    82,334      7,661        7,019      (14,680)       82,334
                                                            --------    -------      -------      -------      --------
    Total liabilities and stockholders' equity............  $164,747    $11,058      $ 8,238      $19,913      $203,956
                                                            ========    =======      =======      =======      ========






              NEW AMERICAN HEALTHCARE CORPORATION AND SUBSIDIARIES

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

(1) To record the Crosby Memorial Hospital Acquisition for approximately $19,400 and the Memorial Hospital of Adel Acquisition for approximately $16,585 financed by $35,025 of long-term debt and $355 of cash. The total purchase adjustments were allocated as follows: accounts receivable of ($1,918); property and equipment of $3,097; goodwill of $19,419; prepaid rent of $300 common stock of $30 additional paid-in capital of $141 and retained earnings of $14,509.

(2) To exclude certain assets and liabilities that were not acquired or assumed by New American primarily related to cash of $380; assets whose use is limited of $250 accrued expenses of $134; current portion of long-term debt of $214 and long-term debt of $84.

              NEW AMERICAN HEALTHCARE CORPORATION AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                                           SIX MONTHS ENDED SEPTEMBER 30, 1998
                                 ---------------------------------------------------------------------------------------------------
                                                                          NEW                    MEMORIAL                     NEW
                                   NEW        PUGET     PRO FORMA      AMERICAN      CROSBY      HOSPITAL     PRO FORMA     AMERICAN
                                 AMERICAN    SOUND(1)  ADJUSTMENTS    AS ADJUSTED   MEMORIAL     OF ADEL     ADJUSTMENTS    COMBINED
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Net patient service
    revenue....................   71,726      11,520         --         83,246       10,149        8,265           --        101,660
  Other revenue................    2,134         315         --          2,449          233          504           --          3,186
                                  ------      ------     ------         ------       ------       ------       ------        -------
         Net operating
           revenues............   73,860      11,835         --         85,695       10,382        8,769           --        104,846
                                  ------      ------     ------         ------       ------       ------       ------        -------
Expenses:
  Salaries and benefits........   33,146       5,673         --         38,819        4,478        3,800           --         47,097
  Professional fees............    9,628         968         --         10,596        2,096          309           --         13,001
  Supplies.....................    7,939       1,687         --          9,626        1,246        1,160           --         12,032
  Provision for doubtful
    accounts...................    6,098         349         --          6,447        1,572        1,220           --          9,239
  Other........................    7,881       2,203       (399)(2)      9,685          478        1,188         (102)(8)     11,244
                                                                                                                   50(9)
                                                                                                                  (55)(10)
  General and administrative...    1,432          --         --          1,432           --           --           --          1,432
  Depreciation and
    amortization...............    2,634         391        495(3)       3,129          314          307         (621)(11)     3,701
                                                           (391)(3)                                               572 (11)
  Interest expense.............    3,098          --        881(4)       2,556           47            2        1,390(12)      3,979
                                                         (1,423)(5)                                               (16)(12)
                                  ------      ------     ------         ------       ------       ------       ------        -------
         Total operating
           expenses............   71,856      11,271       (837)        82,290       10,231        7,986        1,218        101,725
                                  ------      ------     ------         ------       ------       ------       ------        -------
         Income before
           income taxes........    2,004         564        837          3,405          151          783       (1,218)         3,121
Income taxes...................      802          --        560(6)       1,362           --          298         (412)(6)      1,248
                                  ------      ------     ------         ------       ------       ------       ------        -------
  Net income...................    1,202         564        277          2,043          151          485         (806)         1,873
Cumulative preferred
  dividends....................      710          --       (710)(7)         --           --           --           --             --
                                  ------      ------     ------         ------       ------       ------       ------        -------
  Net income available
    to common stockholders.....      492         564        987          2,043          151          485         (806)         1,873
                                  ======      ======     ======         ======       ======       ======       ======        =======
Pro forma net income per common
  share:
  Basic........................                                         $  .14                                                $  .13
  Diluted......................                                            .11                                                   .10
                                                                        ======                                                ======
Weighted average shares
  outstanding:
  Basic........................                                         14,350                                                14,350
  Diluted......................                                         18,110                                                18,110
                                                                        ======                                                ======

              NEW AMERICAN HEALTHCARE CORPORATION AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       COMBINED STATEMENTS OF OPERATIONS
                      SIX MONTHS ENDED SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

 (1) To record the historical operations of the Puget Sound Hospital Acquisition for the period April 1, 1998 through August 31, 1998, the date of acquisition by the Company.

 (2) To eliminate management fees in the amount of $399 that would not have been incurred had the Puget Sound Hospital Acquisition been consummated on April 1, 1998.

 (3) To record depreciation and amortization for the Puget Sound Acquisition in the amount of $495 as if it had been acquired on April 1, 1998 and elimination of historical depreciation and amortization in the amount of $391 recorded prior to the date of acquisition.

 (4) To record interest expense for the Puget Sound Acquisition in the amount of $881 relating to acquisition debt of approximately $24,000 at 8.8% as if it had been incurred on April 1, 1998.

 (5) To record the elimination of interest expense in the amount of $1,423 on average acquisition debt of approximately $37,950 at a weighted average interest rate of 9.5% that was paid off with a portion of the net proceeds of the Offering, as if the Offering had occurred on April 1, 1998.

 (6) To record tax expense at the expected combined income tax rate of 40%.

 (7) To record the elimination of cumulative preferred dividends in the amount of $710 on Series A Preferred Stock that were repaid in the Company's reincorporation in August 1998.

 (8) To eliminate management fees in the amount of $102 that would not have been incurred had Crosby Memorial Hospital been acquired on April 1, 1998.

 (9) To record lease expense in the amount of $50 on the Crosby Memorial Hospital Acquisition as if it had been acquired on April 1, 1998.

(10) To eliminate costs incurred at Crosby Memorial Hospital to consummate the sale process in the amount of $55.

(11) To record depreciation and amortization for the Crosby Memorial Hospital and Memorial Hospital of Adel Acquisitions in the amount of $572 as if it had been acquired on April 1, 1998 and elimination of historical depreciation and amortization in the amount of $621 recorded prior to the date of acquisition which had been recorded on a higher cost basis.

(12) To record interest expense for the Crosby Memorial Hospital Acquisition in the amount of $1,390 relating to acquisition debt of approximately $35,025 at a weighted average interest rate of 7.9% as if it had been incurred on April 1, 1998 and elimination of historical interest expense in the amount of $16 recorded prior to the date of acquisition for debt not assumed.

              NEW AMERICAN HEALTHCARE CORPORATION AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                                       YEAR ENDED MARCH 31, 1998
                       ----------------------------------------------------------------------------------------------------------
                                                                    NEW                    MEMORIAL                        NEW
                         NEW        ACQUIRED      PRO FORMA      AMERICAN      CROSBY      HOSPITAL       PRO FORMA      AMERICAN
                       AMERICAN   HOSPITALS(1)   ADJUSTMENTS    AS ADJUSTED   MEMORIAL     OF ADEL       ADJUSTMENTS     COMBINED
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
  Net patient service
    revenue........... $73,725      $94,817       $     --       $168,542     $19,299      $15,189         $    --       $203,030
  Other revenue.......   1,924        2,880             --          4,804         485          892              --          6,181
                       -------      -------       --------       --------     -------      -------         -------       --------
    Net operating
      revenues........  75,649       97,697             --        173,346      19,784       16,081              --        209,211
                       -------      -------       --------       --------     -------      -------         -------       --------
Expenses:
  Salaries and
    benefits..........  31,276       47,094             --         78,370       8,016        7,310              --         93,696
  Professional fees...   8,608       11,941             --         20,549       3,171          583              --         24,303
  Supplies............   8,314        9,253             --         17,567       3,053        2,257              --         22,877
  Provision for
    doubtful
    accounts..........   7,837        6,968             --         14,805       2,895        1,463              --         19,163
  Other...............   9,286       15,545         (2,131)(2)     22,700       1,075        2,086            (415)(9)     25,546
                                                                                                               100(10)
  General and
    administrative....   3,484           --            905(3)       4,389          --           --              --          4,389
  Depreciation and
    amortization......   2,836        4,614         (4,614)(4)      6,510         540          681          (1,221)(11)     7,653
                                                     3,674(4)                                                1,143(11)
  Interest expense....   2,637        3,011         (2,651)(5)      4,533         156            4           2,781(12)      7,443
                                                     5,489(5)                                                  (31)(12)
                                                    (3,953)(6)
                       -------      -------       --------       --------     -------      -------         -------       --------
                        74,278       98,426         (3,281)       169,423      18,906       14,384           2,357        205,070
                       -------      -------       --------       --------     -------      -------         -------       --------
    Income (loss)
      before income
      taxes...........   1,371         (729)         3,281          3,923         878        1,697          (2,357)         4,141
Income taxes..........     579           89            902(7)       1,570          --          662            (576)(7)      1,656
                       -------      -------       --------       --------     -------      -------         -------       --------
  Net income (loss)...     792         (818)         2,379          2,353         878        1,035          (1,781)         2,485
Cumulative preferred
  dividends...........     617           --           (617)(8)         --          --           --              --             --
                       -------      -------       --------       --------     -------      -------         -------       --------
  Net income (loss)
    attributable to
    common
    stockholders...... $   175      $  (818)      $  2,996       $  2,353     $   878      $ 1,035         $(1,781)      $  2,485
                       =======      =======       ========       ========     =======      =======         =======       ========
Pro forma net income
  per common share:
  Basic...............                                           $   0.13                                                $    .14
  Diluted.............                                               0.13                                                     .14
                                                                 ========                                                ========
Weighted average
  shares outstanding:
  Basic...............                                             17,595                                                  17,595
  Diluted.............                                             17,707                                                  17,707
                                                                 ========                                                ========

              NEW AMERICAN HEALTHCARE CORPORATION AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       COMBINED STATEMENTS OF OPERATIONS
                           YEAR ENDED MARCH 31, 1998
                                 (IN THOUSANDS)

 (1) To record the historical operations of the Hospital Acquisitions for the period April 1, 1997 through March 31, 1998 or the date of acquisition by the Company.

 (2) To eliminate management fees in the amount of $2,131 that would not have been incurred had the Hospital Acquisitions been consummated on April 1, 1997.

 (3) To record estimated additional administrative salaries in the amount of $905, representing the total additional incremental costs to manage acquired and to be acquired hospitals, that would have been incurred had the Hospital Acquisitions been consummated on April 1, 1997.

 (4) To record depreciation and amortization for the Hospital Acquisitions in the amount of $3,674 as if they had been acquired on April 1, 1997 and elimination of historical depreciation and amortization in the amount of $4,614 recorded prior to the date of acquisition which had been recorded on a higher cost basis.

 (5) To record interest expense for the Hospital Acquisitions in the amount of $5,489 relating to acquisition debt of approximately $86,550 at a weighted average interest rate of 7.94% (excluding previous interest recognized on acquisition debt of $2,615) as if it had been incurred on April 1, 1997 and elimination of historical interest expense in the amount of $2,651 recorded prior to the date of acquisition for debt not assumed.

 (6) To record the elimination of interest expense in the amount of $3,953 on average acquisition debt of approximately $39,530 at a weighted average interest rate of 10% that will be paid off with a portion of the net proceeds of the Offering, as if the Offering had occurred on April 1, 1997.

 (7) To record tax expense at the expected combined income tax rate of 40%.

 (8) To record the elimination of cumulative preferred dividends in the amount of $617 on Series A Preferred Stock that was converted into cash.

 (9) To eliminate management fees in the amount of $415 that would not have been incurred had Crosby Memorial Hospital been acquired on April 1, 1997.

(10) To record lease expense on the Crosby Memorial Hospital Acquisition in the amount of $100 as if it had been acquired on April 1, 1997.

(11) To record depreciation and amortization for the Crosby Memorial Hospital Acquisition in the amount of $1,143 as if it had been acquired on April 1, 1997 and elimination of historical depreciation and amortization in the amount of $1,221 recorded prior to the date of acquisition.

(12) To record interest expense for the Crosby Memorial Hospital Acquisition in the amount of $2,781 relating to acquisition debt of approximately $35,025 at 7.9% as if it had been incurred on April 1, 1997 and elimination of historical interest expense in the amount of $31 recorded prior to the date of acquisition for debt not assumed.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   NEW AMERICAN HEALTHCARE CORPORATION




                                   By:    /s/ Dana C. McLendon, Jr.
                                          --------------------------------------
                                   Name:  Dana C. McLendon, Jr.
                                   Title: Chief Financial Officer


Date:    January 19, 1999